Exhibit 10.47

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of July 11, 2014, by and among Telecorp Products, Inc., a Michigan corporation, ("Buyer"), Epazz, Inc., an Illinois corporation ("Guarantor"), Strand Inc., an ~~Missouri~~ Illinois corporation ("Seller"), and Timothy Beerup, sole shareholder and President of Strand, Inc., ("Beerup"), an ~~Missouri~~ Ilinois corporation.. The parties herein are Telecorp Products, Inc., Strand, Inc., and Timothy Beerup, as shareholder and President of Strand, Inc.

RECITALS:

A. Upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, assign, convey and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, substantially all of the intangible assets and certain tangible assets used in connection with the business of Seller as more specifically described in this Agreement.

B. As a condition precedent Beerup, the sole shareholder of the Seller, has agreed not to compete with Buyer as stated in Exhibit B, and in connection therewith to execute and deliver certain documents to Buyer, as more specifically described in this Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

Section 1.1 Assets To Be Acquired. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements hereinafter set forth, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire, and accept from Seller, all of the right, title and interest of Seller in and to all of Seller's assets, including without limitation the following described assets, properties, rights, and contracts, wherever located, whether tangible or intangible, which are owned by, licensed by, leased by, or in the possession of, Seller, whether or not reflected on the books and records of Seller (the "Assets"), free and clear of all liens, claims, charges, security interests, restrictions and other encumbrances of any kind or nature, except for those specifically set forth on the relevant schedules to this Agreement or otherwise specifically assumed pursuant to the express terms of this Agreement, including without limitation, the following Assets:

Section 1.1.1 Know-How. All right, title and interest in and to (i) all patents, patent applications and docketed inventions, domestic and foreign (the "Patents"), including but not limited to those listed on Schedule 1.1.1., and (ii) all research and development results, processes, trade secrets, methods, operating techniques, know-how, algorithms, formulae, specifications, drawings, designs, inventions, discoveries and engineering information, and quality control, testing, operational, logistical, maintenance and other technical data and information and technology (the "Know-How") and all documents, notebooks, logbooks, tapes, discs, records, reports and other media relating thereto including without limitation that which is described on Schedule 1.1.1.

Section 1.1.2 Trademarks and Copyrights. Intentionally Deleted.

Section 1.1.3 Equipment. All of the equipment, computers, machinery, and other tangible assets listed on Schedule 1.1.3 (collectively, the "Equipment").

Section 1.1.4 Computer Assets. All right, title and interest (including copyright interests) in and to all computer programs (including computer modeling programs, design and operational and applications software and computer source and object codes), firmware, computer data bases, and related documentation, acquired or developed or used for the use or operation of (i) products, systems or components based on, derived from or incorporating the Patents, the Know-How or the Copyrights, (ii) communications, and (iii) the Equipment, or (iv) for design, development, engineering, or manufacturing purposes, related thereto, or for any other purpose (the "Computer Assets") including without limitation the computer programs identified on Schedule 1.1.4.

Section 1.1.5 Warranties and Other Rights. All rights under or pursuant to all warranties, representations, guarantees and service contacts made by suppliers, manufacturers and contractors in connection with products or services purchased by Seller affecting the Equipment or the Assets.

Section 1.1.6 Contracts. All accounts, contracts, subcontracts, licenses and sublicenses, and agreements and other arrangements, proposals, bids, quotations, purchase orders and commitments, and sales orders and commitments, of any kind, whether written or oral, including joint venture, teaming and partnership agreements (the "Contracts"), including without limitation those Contracts identified on Schedule 1.1.6 and containing status of renewals.

Section 1.1.7 Causes of Action. Intentionally Deleted.

Section 1.1.8 Inventory. All merchantable inventory of the Assets as of the date hereof, as set forth on Schedule 1.1.8, and updated as of the Closing Date.

Section 1.1.10 Prepaid Maintenance and Support Contracts. Seller retains all the monies from prepaid (upfront payment) maintenance and support contracts or purchase orders generated prior to closing. After closing, additional service and support contracts prepaid are the responsibility of Buyer. Thereon after closing, future upfront-prepaid maintenance and support contracts are the responsibility of Buyer and any monies for said future prepaid maintenance and support contracts shall be Buyer. Schedule 1.1.10 identifies who made the prepayment, the amount thereof and what coverage period is represented by the prepayment.

Section 1.1.11 Communication Assets. Seller's Name, telephone number(s), facsimile number(s), website, domain name(s), and promotional material that Seller shall provide at or near Closing (identified on Schedule 1.1.11).

Section 1.1.12 Records. A copy of Seller's business records and files pertaining to the Assets.

Section 1.2 Excluded Assets. Seller shall not sell, and Buyer is under no obligation to purchase all refunds in regard to income and other taxes, business records, stock book and charter documents and all real estate (whether owned or leased) ("Excluded Assets" identified on Schedule 1.2).

Section 1.3 Liabilities Excluded. Buyer shall not and does not hereby assume or become liable for any obligations, liabilities or indebtedness of Seller, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise, howsoever or whenever arising, which are not expressly assumed by Buyer in writing, including but not limited to (a) any of Seller's accounts payable, and (b) Seller's obligations under its mortgages and its lines of credit, if any (the "Lines of Credit"), all of which shall be satisfied by Seller on or before the Closing Date. ~~Without limiting the foregoing, Seller will pay the t to Commerce Bank in full at or prior to Closing.~~ TB

Section 1.4 Assignment of Contracts and Rights. This Agreement shall not operate to assign any Asset or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party (including a government or governmental unit), would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and Buyer will each use their commercially reasonable efforts to obtain the consent of such third parties for the assignment thereof to Buyer prior to Closing, and if such consent is not obtained by Closing or if such attempted assignment thereof would not assign all of Seller's rights thereunder at Closing, Seller and Buyer shall continue to cooperate within ten (10) days after closing and use their commercially reasonable efforts in order that Buyer would obtain all of such rights thereunder. To the extent that the consents and waivers referred to herein are not obtained by Seller or until the impediments to the sale, assignment, transfer, delivery or sublease referred to therein are resolved, Seller shall use its commercially reasonable efforts to (i) provide, at the request of Buyer, to Buyer the benefits of any such Asset referred to herein, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any Asset referred to herein against any third person (including a government or governmental unit) including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer, and without commission or other charge by Seller, whether to any third party or Buyer. Buyer shall not be required by this Section 1.4 to enter into any arrangement that would impose any additional cost, expense or liability or that would deprive Buyer of any material benefits or profits. Nothing in this section shall affect the conditions to Buyer's obligations under Article VII.

3

Section 2.3 At Closing. At Closing, Buyer shall execute and deliver (or cause to be delivered) to Seller:

Section 2.3.1 The Closing Funds

Section 2.4 Intentionally Omitted.

Section 2.5 Closing Adjustments.

Section 2.5.1 Destruction of any Asset. If between the date hereof and the Closing Date, there is any loss, destruction or other physical damage to any Assets resulting from theft, fire, accident or any other casualty, whether or not insured, or any lien or encumbrance exists or is placed on any Assets and is not removed or released on or prior to the Closing Date (collectively, a "Casualty Loss"), then Seller shall promptly give notice to Buyer of such Casualty Loss and the amount of insurance, if any, payable to Seller with respect thereto. If such Casualty Loss does not prevent the fulfillment of a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement, or if it does and Buyer waives such condition, Buyer shall have the option, which shall be exercised by giving Seller written notice within ten (10) days after receipt of the above notice from Seller, or if there is not ten (10) days prior to the Closing Date, as soon as possible but not less than (24) hours prior to the Closing, of either (i) accepting the Assets with the affected Asset in its damaged condition (or without the affected Asset in the case of theft, destruction, liens or encumbrances) in which event any insurance proceeds payable to Seller with respect to such Asset (together with a payment by Seller at Closing of an amount equal to the deductible or retained amount with respect to such Casualty Loss) shall be assigned and/or paid to Buyer, (ii) requiring Seller to pay Buyer at Closing an amount equal to a binding estimate to be obtained by Seller from a qualified third party reasonably satisfactory to Buyer of the cost required to restore the affected Asset substantially to its condition prior to such Casualty Loss or the reasonably estimated value of the affected Asset, in which case Seller shall retain all such insurance proceeds, or (iii) causing the affected Asset to become an Excluded Asset and Buyer shall be entitled to reduce the Purchase Price payable to Seller at Closing pursuant to Subsection 2.2.1 in an amount equal to a binding estimate to be obtained by Seller from a qualified third party reasonably acceptable to Buyer of the cost required to restore the affected Asset substantially to its condition prior to such Casualty Loss or the reasonably estimated value of the affected Asset.

Section 2.5.2 Prorations. The parties agree to prorate telephone and web hosting expenses and other similar expenses, if any, prepaid by Seller for Assets purchased by Buyer; if not available at Closing, any such item will be reimbursed within thirty (30) days after Closing, with mutual approval prior to or at closing that Seller shall notify Buyer of existing expenses.

ARTICLE III

CONSULTING AGREEMENT & AGREEMENT NOT TO COMPETE

Section 3.1 At the Closing, Beerup shall also deliver a Consulting Agreement, providing for assistance at no charge for a 15-day transition period from the date of closing and phone consultations thereafter [when available] at a rate of $75.00 per hour, and Agreement Not to Compete, providing

TB 7/11/2014

5

for a non compete period of three (3) years, executed by Seller and Beerup (the "Consulting Agreement & Agreement Not to Compete"). The Consulting Agreement & Agreement Not to Compete are attached hereto as collective Exhibit B and incorporated herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as set forth below.:

Section 4.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and authorized to transact business in the State of Missouri, and has the requisite power and authority to own, use, operate or lease the Assets as Seller is now conducting its business, operations and affairs. Seller has no subsidiaries.

Section 4.2 Qualification of Seller. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the Assets, or the nature of its activities makes such qualification or license necessary.

Section 4.3 Authorization.

Section 4.3.1 Authority. Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, consummation and performance of this Agreement have been duly authorized and approved by all necessary actions of Seller's board of directors. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 4.3.2 No Breach or Violation. Execution, delivery and performance of this Agreement by Seller and consummation of the transactions contemplated hereby will not lead to or cause a violation, breach, or default or result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any Encumbrance, whether by notice or lapse of time or both, or otherwise conflict with any term or provision of (a) Seller's articles or incorporation or bylaws, or (b) any note, bond, mortgage, contract, indenture or agreement to lease, license or other instrument or obligation to which Seller is a party or is bound, or any court or administrative order, writ or injunction or process or any permit, license or consent decree to which Seller is a party or is bound: (i) where such violation, breach or default would have a material adverse effect on the Assets or financial condition of Seller; or (ii) except as to which required consents, amendments or waivers shall have been obtained by Seller prior to the Closing.

Section 4.4 Financial Statements.

Section 4.4.1 Schedules. The profit and loss statement for the period January 1, 2011 through December 31, 2013, Bank Statements for the preceding 24 months, and invoices (the "Seller Financial Statements") are to the best of Seller's knowledge true and correct, and fairly present the assets, liabilities, financial condition and results of operations of the assets of the Seller for those time periods (the "Financials Date").

Section 4.4.2 Accuracy. The data set forth in the Seller Financial Statements to the best of Seller's knowledge fairly present the statement of income or loss of the assets of the Seller for and the financial position of Seller for and as of the date or period covered thereby. The Seller Financial Statements were prepared from the books and records of Seller, and on a basis consistent with prior periods. The books of account of Seller have been maintained in accordance with sound business practices, and all transactions involving Seller set forth therein are true and correct. Seller Financial Statements are not audited financial statements.

Section 4.4.3 No Undisclosed Liabilities. Seller does not have any material liabilities or material obligations which relate to the Assets or the Assumed Liabilities of any nature, secured or unsecured (absolute, accrued, or unaccrued, liquidated or unliquidated, executory, contingent or otherwise and whether due or to become due), of a nature required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, which were not adequately and completely disclosed and reserved for in Seller Financial Statements, except for those liabilities and obligations of Seller which relate to Seller or the Assets and were incurred since the Financials Date in the ordinary course of business and which have been disclosed in writing to Buyer.

Section 4.4.4 Absence of Changes. There has not been and, as of the Closing Date, there will not be: (a) any material adverse change in the Assets or financial condition of Seller; (b) any change in the contingent obligations or liabilities of Seller which relate to Seller or the Assets by way of guaranty, documentary credit, standby credit, endorsement, indemnity, warranty or otherwise; (c) any waiver or cancellation by Seller of valuable rights or debts owed to it which, taken as a whole, are material to the Assets or financial condition of Seller; (d) any amendment to any agreement, commitment, or transaction by Seller which, if such action were taken on the date hereof, would require disclosure pursuant to this Agreement (including without limitation, any borrowing, lease, capital expenditure or capital financing); or (e) any change by Seller in its accounting methods or practices, assumptions or methods of calculating, or any change by Seller in its accounting principles, relating to the Assets.

Section 4.4.5 Discharge of Liabilities. Since the Financials Date and as of the Closing Date: (i) Seller has not paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice; and (ii) Seller has not terminated, amended or suffered the termination or amendment of, or failed to perform all of its obligations under, any of the Contracts or any agreement, contract, lease or license affecting the Assets.

Section 4.5 Leases/Real Property. Seller acknowledges that Buyer is not assuming any lease of real property and is not purchasing any real property.

Section 4.6 Tangible Assets. Seller has good, valid and marketable title to all of the Assets, and at Closing, Seller will convey good, valid and marketable title to each of the Assets to Buyer. The title to each Asset is free and clear of all title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities, or any other rights of others or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively the "Encumbrances"). The Assets constitute all of the assets and rights necessary for the conduct of the business of Seller as presently conducted. The tangible Assets are free from known defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which it presently is used and presently is proposed to be used.

Section 4.7 Equipment. Schedule 1 .1.3 delivered hereunder sets forth in reasonable detail the Equipment by manufacturer, model, functional use and serial number, and there exists no condition, which interferes with the economic value or usefulness of any item of Equipment, except as disclosed on Schedule 1.1.3.

Section 4.8 Accounts Receivable. After the Closing Date, all payments and reimbursements made in the ordinary course by any third party in the name of the Seller and delivered to Seller for any product sold or service performed by the Buyer shall be relinquished to Buyer or immediately upon receipt by Seller be paid over to Buyer in the amount of such payment or reimbursement to be received by Buyer. Before the Closing Date, all payments and reimbursements made in the ordinary course by any third party in the name of Seller shall be Seller's payment or reimbursement. Also, any work conducted, money generated from any purchase orders, products sold by Seller, and service and support work by Seller before the closing date but payments or reimbursements received after closing in the name of Strand, Inc. or delivered to Buyer shall be Seller's monies, payment, or reimbursement(s), even if received after closing, as Seller performed the work conducted or product sold before closing. Seller retains all the monies from prepaid maintenance and support contracts or purchase orders generated prior to closing. Schedule 4.8.1 lists the current accounts receivable, which shall be updated at the Closing.

Section 4.9 Intellectual Property

Section 4.9.1 Software and Know-How. Schedule 1.1.1 sets forth a complete and accurate list of each license or licensing agreement, by date, term and the parties thereto, for each patent, patent application, invention, trade-secret, rights to know-how, processes, computer programs or use of technology, held or employed by Seller (each such patent, patent application, license or licensing agreement listed thereon hereinafter termed the "Licenses"). With respect to the Licenses, and with respect to all other technology including but not limited to all (i) research and development results, processes, trade secrets, methods, operating techniques, know-how, algorithms, formulae, specifications, drawings, designs, chip designs, mask works, inventions, discoveries and engineering information, and (ii) quality control, testing, operational, logistical, maintenance, Software and other technical data and information and technology held or employed by Seller ("Seller's Technology") as set forth on Schedule 1.1.1:

4.9.l.l Seller owns, free and clear of all liens, pledges or other encumbrances, all right, title and interest in the Software and Licenses and in Seller's Technology, with all rights to make, use, and sell products and other property embodied in or described in the Software and Licenses and in Seller's Technology other than the lien of Commerce Bank to be released at or prior to Closing. No use of the Assets and Licenses and the Seller's Technology conflicts with, infringes upon or violates any patent, patent license, patent application, or any pending application relating thereto, or any trade secret, know-how, programs or processes of any third person, entity or corporation;

4.9.1.2 There are no outstanding or threatened material governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other disagreements and no notice of infringement has been served upon or otherwise come to the knowledge of Seller with respect to any of the Software and Licenses or Seller's Technology;

4.9.1.3 Upon the consummation of the Closing, Buyer will be vested with all right, title and interest, and rights and authority to use all of the Software and Licenses and Seller's Technology.

Section 4.9.2 Trademarks and Copyrights. Seller represents and warrants that there are no unregistered trademark and trade name, any trademark or trade name conceived or otherwise in process, or any trademark and trade name registrations or applications, and copyright registration and application for copyright registration had no license or licensing agreements ("Trademarks and Licenses").

4.9.2.1 Seller owns, free and clear of all liens, pledges or other encumbrances, all right, title and interest in the Trademarks and Licenses. Seller has no reason to know that the use of the Trademarks and Licenses conflicts with, infringes upon or violates any trademark, trade name, trademark or trade name registration or application, copyright, copyright registration or application relating thereto, of any third person, firm or corporation;

4.9.2.2 There are no outstanding or threatened, governmental hearings, arbitrations, disputes or other judicial or adversary proceedings or disagreements with respect to any of the Trademarks and Licenses; and

4.9.2.3 Upon the consummation of the Closing, Buyer will be vested with all rights, title and interest, and rights and authority to use all of the Trademarks and Licenses.

Section 4.10 Contracts and Obligations. Schedule 1.1.6 includes an accurate and complete list as of the date hereof and as of the Closing Date, of the Contracts and identifies each Contract by the parties thereto and the date, subject matter and term thereof and the status of any such renewal. All Contracts are valid and binding upon Seller. The parties agree to execute assignments of the contracts of Seller at Closing. Any monies, including but not limited to service and support receivables, generated from Seller's purchase orders and contracts received or generated prior to closing shall be Seller. Buyer shall be liable for any and all contracts and purchase orders obtained from Seller from the date of closing thereon and additional service and support contracts are the responsibility of Buyer. With respect to each of the Contracts, neither Seller, nor any other party thereto is in breach thereof or default thereunder, and there does not exist any event, condition or omission which would constitute such breach or default (whether by lapse of time or notice or both), except for such breaches, defaults and events as to which requisite waivers or consents have been obtained. Buyer shall have no obligation to retain any employee and there are no employment contracts that will be binding on Buyer after Closing.

Section 4.11 Litigation. There are no claims, actions, suits, hearings, arbitrations, disputes, proceedings (public or private) or governmental investigations pending or threatened, against or affecting the Assets, at law or in equity, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, there is no basis for any such action, suit or proceeding, and there are no existing or overtly threatened, orders, judgments or decrees of any court or governmental agency affecting any of the Assets. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or overtly threatened, against Seller or the Assets which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Seller from complying with the terms and provisions of this Agreement.

Section 4.12 Third Party Consents. Schedule 4.12 hereto lists all approvals, authorizations, certificates and consents of all third parties necessary or required to effect the transfer to Buyer of all the rights, powers and franchises of Seller related to the Assets.

Section 4.13 Permits; Compliance; Reports; Clearances. Intentionally Deleted.

Section 4.14 Government Authorizations. Execution, delivery and performance of this Agreement by Seller, and consummation of the transactions contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any United States, foreign, state or local governmental or regulatory authority.

Section 4.15 Taxes. As used in this Agreement, "Taxes" and all derivations thereof means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto. However, for purposes of this Section 3.15, Taxes shall include only Taxes (i) that are or may become liens on the Assets or (ii) for which Buyer is or may become liable as the purchaser of the Assets. The term "Tax Returns" shall include all federal, state, local and foreign returns, declarations, statements, reports, schedules, and information returns required to be filed with any taxing authority in connection with any Tax or Taxes. Seller has timely filed all Tax Returns and reports required to have been filed by it, and has paid all Taxes due to any taxing authority required to have been paid by it on or prior to the date hereof. None of such Tax Returns contain, or will contain, a disclosure statement under Section 6662 of the Code (or any equivalent or predecessor statute). Seller has not received notice that the Internal Revenue Service or any other taxing authority has asserted or proposed to assert against Seller any deficiency or claim for Taxes and no issue has been raised by any taxing authority in any audit which, by application of similar principles, reasonably could be expected to result in a proposed deficiency of Seller for any period not so examined. There are no pending or threatened, actions, audits, proceedings or investigations with respect to Seller involving the assessment or collection of Taxes. There are no liens for Taxes due and payable upon the Assets. Seller has not applied for a ruling relating to Taxes from any taxing authority or entered into any closing agreement with any taxing authority. None of the Assets is or will be required to be treated as (i) owned by another person pursuant to the safe harbor leasing provisions of the Code or (ii) property subject to Section 168(t), (g) or (h) of the Code. At Closing, Seller will pay all Taxes, if any, due upon the transfer of the Assets.

Section 4.15.1 Seller is an Illinois S corporation as defined in Code Section 1361. The only shareholder of Seller is Beerup.

Section 4.16 Customers and Suppliers. A list of all customers and suppliers of the Seller are set forth on Schedule 4.16. No single supplier (singularly a "Supplier" and collectively "Suppliers") is of material importance to Seller. The relationships of Seller with its material customers and its Suppliers are good commercial working relationships. No material customer or Supplier (i) has canceled or threatened in writing to cancel or otherwise modify its relationship with Seller, or (ii) to the best of Seller's knowledge, intends to cancel or otherwise modify its relationship with Seller. The acquisition of the Assets by Buyer will not, to the best knowledge of Seller, adversely affect the relationship of Buyer (as successor to the owner of the Assets) with any such Suppliers or material customers.

Section 4.17 Brokers. LGI Business has acted for Seller in connection with this Agreement or the transactions contemplated hereby. Seller is obligated to pay a commission pursuant to separate agreement to LGI Business in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify, defend and hold Buyer harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

Section 4.18 Disclosures. No statement, representation or warranty made by Seller in this Agreement, in any Exhibit hereto or Schedule delivered hereunder, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Buyer hereunder, contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

Section 4.19 Audit/Inspections. Buyer has the right to have an audit and such other inspection(s) as it deems reasonably necessary performed on the Seller's accounting books, accounting system and financial statements for the last two fiscal years and year to date financials and on the Assets. Buyer must conduct the audit or inspections, if at all, before Closing. Seller must make a good faith effort to respond to any reasonable request for information within 24 hours of the request. This request can include filling out surveys, questionnaires and forms and responding to emails or telephone calls. Seller will not charge Buyer for any work in connection with audit or inspections. If Buyer, in its sole discretion, is dissatisfied with any audit or inspection, and so notifies Seller in writing on or before ten (10) days after signing this Agreement, then Seller shall have the opportunity to respond within ten (10) days of any response of Buyer's dissatisfaction. If the parties cannot reach a resolution, then this Agreement shall be null and void Buyer shall be responsible for any accountant, CPA, or financial assistance it employs.

ARTICLEV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, as of the date hereof, and as of the Closing Date, as follows:

Section 5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan, and has the requisite corporate power and authority to own, operate or lease the properties that Buyer requires to carry on its businesses in all material respects as such is now being conducted. Buyer shall notify, change, and file all necessary corporate documents with the appropriate States, including, but not limited to the registered agent, within ten (10) days of the closing date.

Section 5.2 Corporate Authorization.

Section 5.2.1 Authority. Buyer has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms. This Agreement and all transactions contemplated hereby have been duly authorized by all requisite corporate authority and all corporate proceedings required to be taken by the Buyer to authorize and to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. The execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder will not conflict with or violate any provisions of, or result in a default or acceleration of any obligation under, any mortgage, lease, contract, agreement, indenture, or other instrument or undertaking, or other instrument or undertaking or any order, decree or judgment to which the Buyer is a party or by which it or its property is bound.

Section 5.2.2 No Breach or Violation. Execution, delivery and performance of this Agreement by Buyer and consummation of the transactions contemplated hereby will not cause a breach or default or otherwise conflict with any term or provision of the following: (a) Buyer's Certificate of incorporation or By-laws; (b) any court or administrative order, writ or injunction or process, or any consent decree to which Buyer is a party or is bound (i) where such violation, breach or default would have a material adverse effect on the business, results of operations or financial condition of Buyer, or (ii) except as to which required consents, amendments or waivers shall have been obtained by Buyer prior to the Closing for any such violation, breach or default.

Section 5.3 Brokers. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

Section 6.1 Seller's Affirmative Covenants. With respect to the Assets, except as may be agreed in writing by Buyer, Seller shall at all times from the date hereof through the Closing Date use its commercially reasonable efforts to take all actions proper and advisable in order to consummate the transaction contemplated by this Agreement, including without limitation

Section 6.1.1 Operate the Assets in the ordinary course of business and use its best efforts to preserve and protect the goodwill, rights, properties, assets and business organization of Seller and to prevent the occurrence of any event or condition which would have a material adverse effect on the Assets or the financial condition or results of operations of Seller;

Section 6.1.2 Use its best efforts to preserve and protect the present goodwill and relationships of Seller with creditors, suppliers, customers, licensors, licensees, contractors, distributors, lessors and lessees and others having business relationships with it;

Section 6.1.3 Maintain clear unencumbered title to the Assets and use its reasonable best efforts to maintain all tangible Assets in good and customary repair, order and condition, reasonable wear and tear and damage by fire and other casualty excepted and promptly repair, restore or replace any Assets which are damaged or destroyed by fire or other casualty, whether insured or uninsured. In the event Seller shall fail to replace or repair any such damaged or destroyed Assets to the reasonable satisfaction of Buyer, Buyer by written notice to Seller may terminate this Agreement and the down payment shall be immediately returned to Buyer.

Section 6.1.4 Comply in all material respects with all applicable Federal, state, foreign and local laws, rules and regulations germane to the Seller and to this sales transaction;

Section 6.1.5 Maintain the books and records of Seller in the usual and ordinary course consistent with past practices in such manner as is necessary to ensure satisfaction of the representations and warranties set forth in Article IV of this Agreement and in a manner that fairly and accurately reflects its income, expenses, assets, and liabilities in accordance with generally accepted accounting principles consistently applied;

Section 6.1.6 File all Tax Returns required to be filed and make timely payment of all Taxes shown to be due on such returns;

Section 6.1.7 Obtain, prior to the Closing Date or within ten (10) days after closing, all consents, approvals and waivers, including all such consents, approvals or waivers required to be obtained from the government (whether federal, state or local) its customers, vendors, suppliers, lessors, and consents of the other parties to the Contracts and any teaming agreements, partnerships or other arrangements between Seller and any other person or entity, necessary or required to vest in Buyer all of Seller's rights and title to, and interest in, the Assets in conformity with the representations and warranties of Seller herein;

Section 6.1.8 Promptly notify Buyer in writing of any material adverse change in the Assets of which it has knowledge, or any material adverse change, of which it has knowledge, with respect to the relationships of Seller and its employees or its creditors, suppliers, customers, subcontractors, licensors, licensees, lessors and lessees, and others having business relationships with it;

Section 6.1.9 Promptly notify Buyer in writing of the institution or receipt of any material claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance by or before any court or governmental or other regulatory or administrative agency; and

Section 6.1.10 Seller agrees to cause all of its hosting accounts to be assigned to Buyer's AWS Amazon account within 5 days of Closing.

Section 6.1.11 Promptly supplement or amend and deliver to Buyer the Schedules that Seller is required to prepare hereunder with respect to any matter arising hereafter which, if existing or occurring as at the date of this Agreement, would have been required to have been set forth and described in such Schedule. No supplement or amendment of a Schedule made pursuant to this Section 6.1.10 shall be deemed to cure any intentional fraud or deliberate breach of any representation or warranty made in this Agreement but shall cure any inadvertent or negligent breach of any representation or warranty or covenant made in this Agreement.

Section 6.22 Seller's Negative Covenants. With respect to Seller and the Assets, Seller will not do the following, without the written consent of Buyer, from the date hereof through the Closing Date:

Section 6.2.1 Incur or agree to incur any obligation or liability (absolute or contingent) in connection with any of the Assets, except liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement;

Section 6.2.2 Sell, transfer, assign, license or otherwise dispose of, or encumber in any way, any of the Assets except in the ordinary course of business, consistent with past practices;

Section 6.2.3 Amend in a material respect, modify in a material respect, or terminate any of the Contracts;

Section 6.2.4 Waive or cancel any of its material rights or claims relating to the Assets; or

Section 6.2.5 Seek, solicit or agree to any offer for the sale of the Assets or any material part thereof, or seek, solicit or agree to any merger of Seller with any other entity whereby Seller or its successor shall not be fully capable of and obligated to perform all of Seller's obligations under this Agreement;

Section 6.2.6 Undertake any transaction, including, but not limited to, the incurring of any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practices;

Section 6.2.7 Offer or enter into any contract, understanding, plan, or agreement to take any action described in this Section 6.2

Section 6.6 Tax Matters.

Section 6.6.1 Seller Obligations. Seller acknowledges its legal obligations to pay Taxes relating to all items of income, loss, gain, deduction and credit attributable to or relating to the ownership of the Assets up to and including the Closing Date, including but not limited to any taxes, assessments and other amounts payable for all periods prior to the Closing Date.

Section 6.6.2 Buyer Obligations. Buyer acknowledges its legal obligations to pay Taxes relating to all items of income, loss, gain, deduction and credit attributable to or relating to ownership of the Assets after the Closing Date.

Section 6.6.3 Tax on Transaction. Seller shall pay any and all Taxes imposed upon or assessed against Seller by the federal government due to the sale, of the Assets under this Agreement. Seller shall promptly file when due any and all returns with respect to such Taxes, assessments, fees, charges or penalties. Seller shall pay all sales or other taxes, if any, imposed by the State of Missouri or Illinois or any political subdivisions thereof because of the sale of the Assets under this Agreement and all excise taxes and stamp taxes.

Section 6.7 Further Assurances. Seller and Buyer shall each use commercially reasonable efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. Seller and Buyer will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be requested by the other in connection with the foregoing. From time to time after the Closing, each party will, at the expense of the other party, execute and deliver, or cause to be executed and delivered within a reasonable time frame often (10) days, such documents to the other party as the other party may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

Section 6.8 Confidentiality. Buyer acknowledges that Seller would be irreparably damaged if confidential information concerning Seller or the Assets were disclosed to or utilized by any person to the detriment of Seller prior to the Closing or if the Closing does not occur. Therefore, Buyer shall not, at any time prior to the Closing, or at any time if the Closing does not occur, directly or indirectly, without the prior written consent of Seller, make use of or divulge, or permit any of its affiliates, employees or agents to make use of or divulge, any information concerning the Assets, or the financial or other affairs of Seller that would be used to the detriment of Seller, including without limitation, the Customer Information and Know-How, except to the extent required by law or in order to preserve or enforce its rights under this Agreement. Seller acknowledges that Buyer would be irreparably damaged if confidential information concerning Buyer or the Assets were disclosed to or utilized by any person to the detriment of Buyer. Therefore, Seller shall not, at any time directly or indirectly, without the prior written consent of Buyer, make use of or divulge, or permit any of its affiliates, employees or agents to make use of or divulge, any information concerning the Assets, the Assets or the financial or other affairs of Buyer that could be used to the detriment of Buyer, including without limitation, the Customer Information and Know-How, except to the extent required by Jaw or in order to preserve or enforce its rights under this Agreement.

Section 6.9 Searches. At least five (5) days prior to Closing, Seller shall obtain and deliver to Buyer:

Section 6.9.1 Current Uniform Commercial Code (at Buyer's cost) and Federal and State Tax Lien searches (State and County) (at Seller's cost) showing any liens of any nature that may affect the interest of Seller and Beerup.

Section 6.9.2 Current State, Federal and Bankruptcy pending suit and judgment searches (at Seller's cost) showing any judgments or suits that may affect the interest of Seller and Beerup.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

Section 7.1 Conditions. The obligations of Buyer under this Agreement to perform Articles I and ll herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

Section 7.1.1 Inspection. This Agreement is contingent on Buyer or Buyer's agents and/or representatives inspecting, reviewing and approving the Assets and examining any other aspects of the business of Seller (Buyer's Due Diligence), including without limitation, Buyer's on site inspection(s), within ten (10) days of the full execution of this Agreement. In the event Buyer in its sole discretion is dissatisfied with the condition of the Assets or Seller's business, and so notifies Seller before the end of the Buyer's Due Diligence time period, as stated in Section 4.19, then this Agreement shall be null and void.

Section 7.1.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement and in all certificates, schedules and other documents delivered by Seller to Buyer or its representatives pursuant to this Agreement and or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes expressly permitted by this Agreement.

Section 7.1.3 No Material Adverse Change. During the period from the date hereof to the Closing Date, Seller shall not have sustained any material loss or damage to the Assets, whether or not insured, nor shall there have been any material adverse change in the Assets or business of Seller. In the event of any such change, Buyer, upon written notice at or prior to Closing, may terminate this Agreement.

Section 7.1.4 Schedules Delivered. All Schedules to be delivered prior to Closing to Buyer by Seller hereunder shall have been so delivered with time sufficient for Buyer's review and in no event later than two (2) business days prior to Closing, and each such Schedule shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined at Buyer's reasonable discretion. To the extent Seller updates any such Schedule immediately prior to Closing, each such update shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined at Buyer's reasonable discretion.

Section 7.1.5 No Adverse Facts Disclosed. No investigation of Seller by Buyer, no disclosure Schedule, and no other document delivered to Buyer in connection with this Agreement shall have revealed any facts and circumstances that reflect in a material adverse way on the Assets.

Section 7.1.6 Obtaining of Consents and Approvals. Except as otherwise contemplated by this Agreement, Seller shall have executed and delivered to Buyer, or shall have caused to be executed and delivered, any consents, waivers, approvals, permits, licenses or authorizations which, if not obtained on or prior to the Closing Date, would have a material adverse effect on the Assets.

Section 7.1.7 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

Section 7.1.8 Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality (i) challenging the acquisition by Buyer of the Assets or otherwise seeking to restrain, materially condition or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel Buyer or Seller to dispose of or hold separate a material portion or the Assets as a result of the transactions contemplated by this Agreement.

Section 7.1.9 Officer's Certificates. Buyer shall have received a certificate, dated the Closing Date, executed on behalf of Seller by an appropriate officer stating that the representations and warranties set forth herein continue to be true and correct in all material respects and that the warrants and conditions set forth herein are true and correct and/or have been satisfied.

Section 7.1.10 Agreements Not to Compete. Buyer shall have received the delivery of duly executed, valid and binding Agreements Not to Compete from Seller and Beerup in form and substance reasonably acceptable to Buyer.

Section 7.1.11 Delivery of Documents. The execution and delivery to the Buyer by Seller of the following, all dated as of the Closing Date:

7.1.11.1 A Bill of Sale with respect to the Assets in the form requested by Buyer; and all other documents required by the terms of this Agreement to be executed and delivered by Seller;

7.1.11.2 Such other conveyances, instruments of title, assignments, consents, recordings, and other documents as may be, in the reasonable opinion of the Buyer, necessary or proper to transfer to Buyer ownership of the Assets and rights being acquired by Buyer hereunder;

7.1.11.3 Certified resolutions of the Board of Directors and all shareholders, of Seller duly authorizing the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder;

7.1.11.4 for all assumed contracts, if any; A duly executed Assignment and Assumption Agreement

7.l.11.5 Certificates of good standing of Seller issued by the Secretary of the States of Illinois and Missouri dated within I0 days of the Closing Date;

7.1.11.6 All files pertaining to the prepaid maintenance contracts, including without limitation, all vouchers, invoices, bills and paid receipts, if any, in the possession of Seller to be picked up by Buyer at Seller's office;

7.1.11.7 UCC, State and Federal Tax Lien and State and Federal (including bankruptcy) Pending Suit and Judgment searches covering Seller and Beerup;

7.1.11.8 Officer's Certificates, dated the Closing Date, executed on behalf of Seller by an appropriate officer stating that the representations and warranties set forth herein continue to be true and correct in all material respects and that the conditions set forth herein have been satisfied;

7.1.11.9 Duly executed documentation, if any, for the transfer of the Telephone Number and web hosting from the Seller to the Buyer and a transfer of all related advertising and promotional materials;

7.l.11.10 An Affidavit listing all suppliers and creditors of Seller and amounts due, if any;

7.1.11.11 A Stop Order or a satisfaction (tax clearance) of all sales, income and other taxes due from all applicable taxing authorities as of the actual date of Closing;

7.l.11.l2 A clearance from all applicable State departments regarding employment security/unemployment;

7.1.11.13 Consulting Agreements;

7.1.11.14 Agreements Not to Compete

7.1.11.l5 Payment by Seller of any applicable State or local tax(es) regarding the transfer of the Assets; and

7.1.11.16 Such other documents, instruments and certificates as may be reasonably requested by Buyer or its counsel to effectuate the transactions contemplated by this Agreement.

or all of the conditions set forth in Section 7.l of this Agreement, provided that such waiver granted by the Buyer pursuant to this Section 7.2 shall have no effect upon or as against any of the other conditions not so waived.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

Section 8.1 Conditions. The obligations of Seller under this Agreement to perform Articles I and II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

Section 8.1.1 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in an material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

Section 8.1.2 Performance by Buyer. Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

Section 8.1.3 Officer's Certificates. Seller shall have received a certificate, dated the Closing Date, executed on behalf of Buyer by an appropriate officer stating that the representations and warranties set forth in Article V hereof continue to be true and correct in all material respects and that the conditions set forth in this Article VIII hereof have been satisfied

Section 8.1.4 Absence of Litigation. There shall not be in effect any judicial or regulatory order enjoining or restraining the transactions contemplated by this Agreement.

Section 8.1.5 Delivery of Documents. The execution and delivery to Seller by the Buyer.

8.1.5.1 Certified resolutions of the directors of Buyer duly authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder;

8.1.5.2 Such documents including the Note, instruments and certificates as may be reasonably requested by Seller or its counsel to effectuate the transactions contemplated by this Agreement.

Section 8.2 Waiver. Seller may, in its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.I of this Agreement, provided that such waiver granted pursuant to this Section 8.2 shall not constitute a waiver by Seller of any other conditions not so waived.

ARTICLE IX

INDEMN[FICATION

Section 9.1 Survival of Certain Provisions.

Section 9.1.1 Survival of Representations and Warranties. Each and every such representation and warranty shall survive Closing and remain in full force and effect until the first anniversary of the Closing Date, except for those representations and warranties made in connection with or arising out of the first two sentences of Section 4.6, (Title) and Section 4.15 (Taxes) (collectively, the "Non-Expiring Warranties"), which shall survive Closing and remain in full force and effect either (i) until expiration of any rights of Buyer or any third party under law or equity with respect thereto, it being understood and agreed that Buyer, upon written notice to Seller, may waive or toll any applicable statute of limitation in Buyer's sole discretion, or (ii) for an indefinite period without end if no statute of limitation applies.

Section 9.1.2 Covenants and Indemnification Provisions. Each of Seller's covenants and each of Seller's indemnification provisions contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the first anniversary of the Closing Date. Each of Buyer's covenant shall survive Closing and remain in full force and effect in accordance with its terms until the first anniversary of the Closing Date.

Section 9.2 Seller's Indemnification of Buyer. After the Closing Date, Seller shall indemnify and hold Buyer harmless on demand for, from and against all losses, actual damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto, and reasonable attorneys' and others fees in connection therewith) ("Losses") resulting or arising, directly or indirectly from the following: (a) Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of Seller or any breach or nonfulfillment of any covenant of Seller, contained in this Agreement, in any Exhibit or Schedule delivered hereunder by Seller, or in any certificates or documents delivered by Seller pursuant to this Agreement; (b) Any and all employment obligations and excluded liabilities including but not limited to all liabilities delineated in Section 1.3 (whether or not disclosed to Buyer); and (c) The use, ownership or operation of the Assets or the conduct of business prior to Closing.

Section 9.3 Buyer's Indemnification of Seller. Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any damages (including without limitation, reasonable attorney's fees and costs) arising from or in connection with:

Section 9.3.1 any material breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement not cured by Buyer within 30 days after written notice from Seller;

Section 9.3.2 any material breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement not cured by Buyer within 30 days after written notice from Seller;

Section 9.3.3 any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on Buyer's behalf) in connection with this transactions.

Section 9.3.4 After the Closing Date, Buyer shall indemnify and bold Seller and Beerup harmless on demand for, from and against all losses, actual damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises therewith) resulting directly or indirectly from the following (a) any inaccuracy or misrepresentations in, or breach of nonfulfillment of, any representation of Buyer or any breach or nonfulfillment of any covenant of Buyer contained in this Agreement, in any Exhibit, or in any documents delivered by Buyer pursuant to this Agreement, (b) any obligations, liabilities, or debts of Buyer, and (c) The use, ownership, or operation of the Assets or the conduct of the business after Closing.

Section 9.4 Matters Involving Third Parties.

Section 9.4.1 If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this §9.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

Section 9.4.2 Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the conti nuing business interests or the reputation of the Indemnified Party, and (E) the

Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

Section 9.4.3 So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with §9.4.2 above, (A) the indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld) and (C) the Indemnifying Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

Section 9.4.4 In the event any of the conditions in §9.4.2 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the IndemnifYing Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties shall remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Article IX.

ARTICLE X

TERMINATION

Section 10.1 Termination Events. Subject to the provisions of Section 9.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

Section 10.1.1 By Seller, upon written notice, if a material default or breach shall be made by the Buyer, with respect to the due and timely performance of any of the Buyer's covenants and agreements contained herein, or with respect to the due compliance with any of Buyer's representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by Seller in writing;

Section 10.1.2 By written mutual consent of Seller and Buyer; or

Section 10.1.3 In addition to, and not in limitation of its termination rights regarding Due Diligence and Financing, Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event a material default or breach made by Seller, with respect to the due and timely performance of any of the Seller's covenants and agreements contained herein, or with respect to the due compliance with any of Seller's representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by Buyer in writing.

Section 10.1.4 Closing Date. On July 30, 2014 or such earlier or later date as may be agreed upon by the parties.

Section 10.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.1 herein, all further rights and obligations of the parties hereunder shall terminate, and neither Buyer nor Seller, nor any of their affiliates, nor any of the respective directors, officers or employees of Buyer or Seller or their affiliates shall have any liability to any of the others; it being specifically agreed that if this Agreement is so terminated by either Buyer or Seller because one or more of the conditions to its obligations hereunder as set forth in Articles VI and VIf herein is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the terminating party as a result of such breach. Notwithstanding the foregoing, Seller's sole remedy upon a breach of this Agreement by Buyer shall be termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Expenses. Except as otherwise provided in this Agreement, Buyer shall pay Buyer's own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement, and the closing of the transaction contemplated by this Agreement. Seller shall pay all liabilities of Seller and of Beerup for costs and expenses (including but not limited to legal fees, paralegal fees, CPA fees, and similar expenses) that Seller and Beerup have incurred in connection with the consummation of the transaction contemplated hereby.

Section 11.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by Seller and Buyer.

Section 11.3 Entire Agreement. This Agreement, including the Exhibits hereto and the Schedules delivered hereunder, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 11.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered by hand or by telex or telecopy (with machine confirmation) to the persons identified below, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer: Shaun Passley

205 W. Wacker Dr., Suite 1320

Chicago, Illinois 60606

Fax (312) 873-4283

With a copy to:

Daniel M. Loewenstein

Evans, Loewenstein, Shimanovsky

& Moscardini, Ltd.

130 South Jefferson Street, Suite 350

Chicago, Illinois 60661

Fax (312) 466-0819

If to Seller:

Timothy Beerup

With a copy to:

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section. Copies to counsel shall not constitute notice.

Section 11.5 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provisions, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Cumulative Remedies. The remedies provided herein are cumulative and not exclusive and shall not preclude assertion by either party hereto of any other rights or the seeking of any other remedies against the other party.

Section 11.6 Waiver. Waiver of any term or condition of this Agreement by either of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement.

Section 11.7 Successors and Assigns. The rights, liabilities and obligations of the parties hereto arising under this Agreement shall attach to and be binding upon the respective parties' successors and assigns.

Section 11.8 Assignment. .This Agreement shall not be assignable by Seller without first having obtained the prior written consent of the Buyer not unreasonably withheld or unduly delayed.

Section 11.9 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity who is not a party to this Agreement.

Section 11.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

Section 11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and of the United States without giving effect to the doctrine of conflicts of laws.

Section 11.12 Attorneys' Fees. In the event any proceeding is instituted by any of the parties hereto for the enforcement of any of the rights or remedies in and under this Agreement, the party in whose favor an award shall be rendered shall be entitled to recover from the losing party or parties all costs reasonably incurred by said prevailing party in said action, including, but not limited to, reasonable attorneys' and court costs.

Section 11.13 JURISDICTION AND VENUE. THE PARTIES HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE PARTIES HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING. THE PARTIES WAIVE ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

26

Section 11.14 EXECUTION AND DELIVERY

lN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.

27

EXHIBIT A

28

PROMISSORY NOTE

Principal Amount: $85,000.00

Date: June 30, 2014

FOR VALUE RECEIVED, the undersigned, Telecorp Products, Inc. by Shaun Passley, President ("Borrower"), promises to pay to Timothy Beerup payable to Timothy Beerup, Inc. ("Beerup"), the Legal Holder of this Note, the principal sum EIGHTY FIVE THOUSAND AND N0/100 DOLLARS ($85,000.00), with interest on the unpaid balance from July 30,2014 until paid, at the rate of six percent (6%) per annum. The principal and interest shall be payable in consecutive monthly installments of $2,585.86, with each payment made applied to the interest then due and the balance applied to principal. Payments are due on the 30th day of each month, beginning July 30, 2014, and continuing until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the 30th day of June, 2015. On June 30, 2015, the entire remaining unpaid principal balance together with interest due thereon shall become immediately due and payable. THIS IS A BALLOON NOTE. Monthly payments are due on the 30th day of each month beginning July 30, 2014 payable to Timothy Beerup, Inc. and mailed to Timothy Beerup at 2101 West Broadway, Suite 168, Columbia, Missouri 65203 or as designed by the Legal Holder of this Note to Borrower in writing.

The undersigned has a right to prepay this Note in whole or in part, without any penalties. Any partial prepayment shall not extend or postpone the due date of any subsequent monthly installment or change the amount of such installments.

In case of the failure of the undersigned to pay any installment due under this Note specified above, principal and interest shall be demanded in writing by the legal holder hereof with notice to the undersigned. If the undersigned fails to pay pursuant to this Note, the legal holder has the option to file suit in Boone County, Missouri against the undersigned requesting reasonable attorney fees and reasonable costs or the option, to continue to collect interest at six percent (6%) per annum on the Note until paid in full and the undersigned continue with monthly installments as stated above. If the undersigned fails to perform any of the terms, covenants, or conditions of this Note, or in the event of insolvency, bankruptcy, or receivership of the undersigned, then, or at any time thereafter, at the discretion of Timothy Beerup, the entire unpaid principal balance of this Note, with all interest thereon, together with all other indebtedness owing from the undersigned to Timothy Beerup shall become due and payable and shall thereafter bear interest at the rate of six (6%) percent per annum. If it becomes necessary in the opinion of Timothy Beerup to employ counsel to enforce or collect this Note, the undersigned agrees to pay all costs, service fees, charges, disbursements, and reasonable attorney's fees incurred by Timothy Beerup in collecting and enforcing payment of this Note.

In the case of failure of the undersigned to pay the balloon payment on June 30, 2015 (date of default) to Timothy Beerup, Timothy Beerup may at his option obtain Epazz, Inc. Claim A common stock on the total amount due and owing, based on a twenty-five percent (25%) discount based on the closing average bid on the last five (5) trading days prior to the date of default.

29

Timothy Beerup may assign this Note at his sole discretion. The undersigned shall not assign this Note without the prior written consent of Timothy Beerup. Any such attempted assignment without such written consent shall be null and void. In the event that Timothy Beerup approves any such assignment, then the undersigned shall not be relieved of any of its obligations hereunder and shall remain fully liable for the balance of the Note.

This Note shall be construed and enforced according to and be governed by the laws of the State of Missouri. In any action to enforce the terms of this Note, the undersigned and Timothy Beerup agree to submit to the jurisdiction of the Courts of the State of Missouri, and that venue for any action arising out of this Note or the parties' performance hereunder shall be laid in Boone County, Missouri. The failure of Timothy Beerup to exercise any option or any right to which he may be entitled shall not constitute a wavier of the right to exercise the option or any right in the event of any subsequent default.

The terms of this Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

If any provision of this Note or application hereof to any person or circumstance which, for any reason, and to any extent, is determined to be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected by it, rather the same shall be enforced to the fullest extent permitted by law.

This Note shall be guaranteed by Epazz, Inc., an Illinois corporation by President Shaun Passley, which is attached hereto and incorporated herein.

TELECORP PRODUCTS, INC., a Michigan corporation

_______________________________________________

By: Shaun Passley, President

30

STATE OF _________________________________ )

) ss.

COUNTY OF ________________________________ )

On this _________________ day of _________________________________ , 2014, before me personally appeared SHAUN PASSLEY, President of Telecorp Products, Inc. a Michigan corporation, to me known to be the person described in and who executed the foregoing Note, and acknowledged that he did so as his free act and deed as said President of Telecorp Products, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

_______________________________________

                     NOTARY PUBLIC

My commission expires: _____________________________________

31

EXHIBIT B

CONSULTING AGREEMENT

AGREEMENT NOT TO COMPETE